UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2018

ALICO, INC.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10070 Daniels Interstate Court Fort Myers, Florida, 33913 (Address of principal executive offices)

Registrant's telephone number, including area code: (239) 226-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2018, Alico, Inc. (the "Company"), with unanimous approval of the members of the Board of Directors of the Company (the "Board") other than Remy W. Trafelet, notified Mr. Trafelet, the Company's President and Chief Executive Officer and a member of the Board, that it intends to consider terminating his employment for "cause" pursuant to the terms of his employment agreement with the Company and option agreements entered into under the Company's Stock Incentive Plan of 2015 (collectively, the "Compensation Documents").  As required by the Compensation Documents, the Company will schedule a special meeting of the Board at a future date, at which meeting Mr. Trafelet and his counsel (if he so elects) may meet with the Board to address this matter.  The Board will make its final determination as to Mr. Trafelet's employment following such meeting.  Mr. Trafelet has been placed on administrative leave pending the outcome of these proceedings.
In connection with the commencement of the termination proceedings described above, Benjamin D. Fishman, a current member of the Board, was appointed to serve as Interim President, effective as of November 19, 2018.  Henry R. Slack, the Company's Executive Chairman, and Mr. Fishman will manage the Company during the pendency of the termination proceedings.  Neither Mr. Slack nor Mr. Fishman will receive any incremental compensation for their service during this period.  The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, with respect to Mr. Fishman was previously disclosed in the Company's proxy statement, filed with the Securities and Exchange Commission on January 17, 2018.  In connection with assuming such interim role, Mr. Fishman has stepped down from the Audit Committee of the Board.  Mr. Andrew Krusen has assumed the Chairmanship of the Audit Committee.
Item 8.01.	Other Events.
As previously disclosed, on November 12, 2018, at a special meeting of the Board, the Board authorized the formation of an ad-hoc committee of the Board (the "Committee"), to consider, evaluate and make any and all determinations, and any and all actions, on behalf of the Board in connection with the purported shareholder notice and action by written consent, and accompanying supplemental materials (collectively, the "Purported Consent"), delivered to the Company on November 11, 2018 in the name of 734 Investors, LLC, Delta Offshore Master II, LTD, RCF 2014 Legacy LLC and Mr. Trafelet (collectively, the "Shareholders"), who together claimed to own or direct the voting of approximately 56% of the outstanding shares of the Company's common stock.
Consistent with their fiduciary duties, the Committee with the assistance of its legal advisors, carefully reviewed the Purported Consent.  Following the Committee's evaluation, on November 19, 2018, the Committee duly and validly adopted resolutions resolving, among other things, that (1) the Purported Consent was not properly made in accordance with Section 17.5 of the Amended and Restated Bylaws of the Company (the "Bylaws"), (2) the actions purportedly taken by the Purported Consent are null and void to the fullest extent permitted by applicable law, (3) the Purported Consent shall instead be deemed a request for a "Written Consent Record Date" pursuant to Section 17.5(b) of the Bylaws, and (4) in accordance with Section 17.5(b) of the Bylaws and Section 607.0707 of the Florida Business Corporations Act,  the Committee established a record date of the close of business on November 28, 2018 to determine the Company's shareholders eligible to consent in writing to the adoption of the matters set forth in the Purported Consent.
Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be" "is likely to," "believes," and similar expressions referring to future periods. The Company believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, the Company cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; market and pricing risks due to concentrated ownership of stock; the Company's receipt of future funding from the state of Florida in connection with water retention projects; any federal relief received in the future by the Company in connection with Hurricane Irma; recent changes in the equity plan awards to employees; continuation of the Company's dividend policy; political changes and economic crises; competitive actions by other companies; changes in dividends; increased competition from international companies; changes in environmental regulations and their impact on farming practices; the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in pricing calculations with our customers; fluctuations in the value of the U. S. dollar, interest rates, inflation and deflation rates; changes in and effects of crop insurance programs, global trade agreements, trade restrictions and tariffs; and soil conditions, harvest yields, prices for commodities, and crop production expenses. Other risks and uncertainties include those that are described in Alico's SEC filings, which are available on the SEC's website at http://www.sec.gov. The Company undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
Date: November 19, 2018	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer